Exhibit 10.1

[Letterhead of Acusphere, Inc.]

September 2, 2008

Cephalon, Inc.

41 Moores Road

Frazer, PA  19355

Attention:  General Counsel

Re: License Agreement dated March 28, 2008 between Cephalon, Inc. and Acusphere, Inc., as amended on August 13, 2008 (the “License Agreement”)

Dear Sir or Madame:

Reference is made to the License Agreement described above.  Pursuant to our discussions, for good and valuable consideration, you agree that the License Agreement, as amended, is hereby further amended to provide that the amount of assistance that Acusphere will be obligated to provide to Cephalon under Sections 2.2 and 2.3 of the License Agreement from and after the date hereof will be limited to four person-hours of assistance during any month during the term of the License Agreement.

Of course, in all other respects the License Agreement remains in effect as written.

Please indicate your agreement with these changes by signing this letter in the space provided below and returning it to me.

Very truly yours,

ACUSPHERE, INC.

		By:	/s/ Sherri C. Oberg

Accepted and agreed:

CEPHALON, INC.

By:	/s/ John M. Limongelli